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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements previously filed by TETRA Technologies, Inc. of our report dated February 21, 2001, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000:

      Form S-3 (No. 33-99810)
      Form S-4 (No. 33-80881)
      Form S-8 (No. 33-40509) 1996 Stock Option Plan for Non-Executive Employees
         and Consultants
      Form S-8 (No. 33-41337) 401(k) Retirement Plan
      Form S-8 (No. 33-35750) 1990 Stock Option Plan
      Form S-8 (No. 33-76804) 1993 Director Stock Option Plan
      Form S-8 (No. 33-76806) 1990 Stock Option Plan
      Form S-8 (No. 333-04284) 401(k) Retirement Plan
      Form S-8 (No. 333-09889) 1990 Stock Option Plan

Houston, Texas
March 27, 2001